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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-18921, 333-66077 and 333-74961) and in the Registration Statements on Form S-8 (File Nos. 2-90727, 33-21853, 33-26239, 33-47547, 33-59233, 333-00575, 333-03245, 333-18269 and 333-35422) of Tribune Company of our report dated January 26, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

March 26, 2001

90

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CONSENT OF INDEPENDENT ACCOUNTANTS